SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) Of The
SECURITIES EXCHANGE ACT OF 1934

Date of Report:                         Janaury 21, 1997

Exact Name of Regustrant
as specified in its charter:         BELL ATLANTIC CORPORATION

Commission File Number:       1-8606

State of Incorporation:              Delaware

IRS Employer Identification No:      23-2259884

Address of Principal
executive offices:                      1717 Arch Street
                                        Phladelphia, PA.  19103

Registrant's telephone number:       (215) 963-6000

Former Name or former address,
if changed since last report:           N/A

Item 5. Other Events


       Attached as an exhibit is a copy of a press release issued by Bell Atlantic Corporation dated January 21, 1996 announcing 1996 earnings.

       Also attached as a separate exhibit is a copy of the Condensed Consolidated Statement of Operations (unaudited) for the three months ended March 31, 1996, June 30, 1996 and September 30, 1996 containing results restated to reflect the adoption of a change in the method of accounting for directory publishing income, effective January 1, 1996.

Item 7.   Financial Statements and Exhibits.



  c)  The following exhibits are incorporated by reference into this report.



   20      Press Release Dated January 21, 1997



   99 Condensed Consolidated Statements of Operations for the three months ended March 31, 1996, June 30, 1996 and September 30, 1996, restated to reflect the adoption of change in the method of accounting for directory publishing income, effective January 1, 1996.

EXHIBIT INDEX


Exhibit No.     Description


  (20)          Press Release Dated January 21, 1997


  (99)          Condensed Consolidated Statement of Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




BELL ATLANTIC CORPORATION




By /s/ William O. Albertini
   Willaim O. Albertini
   Executive Vice President and Chief Financial Officer


Date: January 21, 1997






















FOR IMMEDIATE RELEASE              Contact:
January 21, 1997                   David Stakun
 215-963-6639
                                   david.j.stakun@bell-atl.com




Bell Atlantic Adjusted Earnings Up 10 Percent for 1996
Strong Market Demand in Core Businesses Drives Record Results

     PHILADELPHIA - Bell Atlantic Corporation (NYSE: BEL) announced today that continued strong growth in its core wireline and wireless businesses produced record 1996 net income of $1.87 billion, 10 percent above 1995 earnings of $1.70 billion, and fourth-quarter net income of $424.4 million, up 7.3 percent from 1995 results of $395.4 million, excluding certain one-time adjustments in the three- and 12-month periods in both years. On the same basis, earnings per share were $4.26 for the year, up 9.8 percent versus adjusted 1995 earnings per share of $3.88, and fourth-quarter earnings per share grew 7.8 percent, to $.97 from $.90.

     On a reported basis, Bell Atlantic's 1996 net income was $1.88 billion, or $4.28 per share. These results include a non-cash gain from the cumulative effect of a change in accounting principle of $142 million, or $0.32 per share, associated with the adoption of the "point of publication" accounting method for the company's directory publishing business. Adopted in the fourth quarter and retroactive to January 1, 1996, this method recognizes revenues and expenses upon publication rather than over the life of the directories.

    Reported 1996 results also include one-time, mostly non-cash charges in the fourth quarter that largely offset the gain from the directory accounting change (1996 special adjustments and previously reported one-time items in 1995 are quantified in the "Per Share Analysis" table attached):

   - Reserves associated with regulatory and other issues;

   - Actuarially determined costs of a benefit plan amendment;

   - Certain asset and investment dispositions.

      Including one-time items, reported earnings in the fourth quarter of 1996 were $345.6 million, or $.79 per share.

      "We posted strong gains in our key communications markets in 1996 as we prepare to complete our merger with NYNEX in 1997," said Bell Atlantic Chairman and Chief Executive Officer Raymond W. Smith. "Robust market demand for our communications products and services has produced record revenue growth and record earnings that will strengthen our competitiveness in existing markets and support our entry into significant new markets such as in-region long distance."

     Earnings results for 1996 include significant start-up costs in the company's long-distance and Internet businesses, plus costs associated with meeting the competitive "checklist" requirements for long-distance market entry set forth in the Telecommunications Act of 1996. Operating revenues from the company's core businesses, including its proportionate share of Bell Atlantic NYNEX Mobile revenues, grew 7.9 percent for the fourth quarter of 1996 and 7.5 percent for the year, despite reductions in access charges and increased price discounting and product packaging initiatives in the Network and wireless businesses.

                           Network Highlights

     Bell Atlantic's adjusted Network revenues grew 5.3 percent in 1996 compared with 1995 and 6.0 percent in the fourth quarter.

     "Network revenue growth in 1996 was driven by strong customer demand, increased marketing and promotion activity, and new product introductions," said Bell Atlantic Vice Chairman James G. Cullen. "The effects were evident across all our business segments, from consumer to business to wholesale."

  Access lines in service on December 31, 1996, totaled approximately 20.6 million, up 3.8 percent over the last 12 months. The increase includes 12.9 percent year-over-year Centrex line growth in the business markets.

  Access minutes of use grew 9.7 percent for the year.

  Approximately 200,000 ISDN (integrated services digital network) lines were in service at December 31, 1996, up 39 percent from the year-ago total.


     In the residential market:

  Sales of secondary residential telephone lines totaled 886,000, compared with 511,000 in 1995. Fourth-quarter sales increased about 29 percent above 1995 levels, reaching almost 236,000. Total additional lines in service grew almost 24 percent during 1996, to approximately 2.1 million.

  Revenues from Home Voice Mail (formerly Answer Call) and central-office-based services such as Caller ID, Return Call and Call Waiting were up more than 23 percent compared with 1995. Caller ID revenues nearly doubled as subscribers grew to about 2.3 million. Revenues from Return Call, in some markets now featuring a voice-recorded readout of the calling party's number, jumped more than 40 percent, with a 50 percent increase in activations.


     In the business markets:

  "Special access" revenues were up almost 27 percent in the fourth quarter compared with the same period a year earlier, largely as a result of demand for high-speed private lines. Special access revenues for the full year increased more than 12 percent above 1995 levels.

  Spurred by growing demand for customized, feature-rich call management packages, Centrex revenues from small-businesses customers grew nearly 63 percent compared with 1995.

  Revenues from high-speed Fast-Packet data services more than doubled their 1995 totals.

  Securing several new, high-profile contracts, Bell Atlantic Network Integration posted revenues of nearly $200 million, a 32 percent increase from 1995.

   "Our strong revenue performance results in large measure from Bell Atlantic's brand marketing, product promotion and packaging initiatives," Cullen said. "These efforts are key to unlocking the tremendous vertical growth potential in the Network business. In the converging information, entertainment and communications industry, we envision Bell Atlantic as theultimate systems integrator for consumers as well as businesses, providing a complete array of advanced services, customized packages and easy-to-use, turn-key solutions."

   Network operating expenses for the year amounted to $9.8 billion, 5.3 percent higher than in 1995. Contributing to this growth were start-up expenses in businesses such as long distance and Internet, costs associated with increased sales and marketing activities, and the cost of compliance with the Tele-communications Act's competitive "checklist."


                           Wireless Highlights

     Bell Atlantic's wireless investment portfolio of 89 million proportionate worldwide POPs (people in markets served) produced adjusted equity income of $262.8 million in 1996, more than 57 percent higher than in 1995. At Bell Atlantic NYNEX Mobile, operating income grew 42.1 percent, while operating cash flow was up 33.5 percent.

     "Overall, this was a banner year for our wireless investments," said Bell Atlantic Vice Chairman Lawrence T. Babbio, Jr. "Domestically, our PCS (personal communication services) consortium (PrimeCo Personal Communications) executed the most successful wireless launch in history -- 16 major cities just 16 months after acquiring the licenses - while proving CDMA (code division multiple access) to be the technology to beat for digital wireless communication.
And Bell Atlantic NYNEX Mobile made another strong contribution to our corporate earnings, continuing to penetrate the consumer segment, introducing product and pricing packages and maintaining robust growth while meeting competitive challenges in key markets."


     For Bell Atlantic NYNEX Mobile:

   Annual subscriber growth for 1996 was more than 31 percent as once again, more than one million customers were added, bringing total subscribers to just beyond the 4.4 million mark.

   The company continued to expand its presence in the consumer market segment with PCS-like services such as TalkAlong (SM) and EZ-MAX (SM), which have attracted close to one million subscribers since their introduction.

  Internationally:

  Omnitel Pronto Italia, Bell Atlantic's consortium providing wireless service in Italy, signed up more than 700,000 customers to its digital GSM (global system for mobile) service in its first year, becoming one of the world's
  fastest-growing mobile operations.   Bell Atlantic recently increased its
  ownership share of Omnitel from 11.6 to 17.4 percent, adding another 3.4 million proportionate POPs to the company's wireless portfolio.

  EuroTel Praha, Bell Atlantic's partnership serving the Czech Republic, introduced digital GSM service, nearly doubling the customer base in that country. EuroTel Bratislava, a similar partnership serving Slovakia, was awarded a GSM license and plans to launch digital service early in 1997.

  And Bell Atlantic reached an agreement to restructure its ownership of Grupo Iusacell, S.A. de C.V., under which it would take operational control to strengthen the company's position to capture growth opportunities in the Mexican cellular, long-distance and fixed wireless markets.

    "Success in the wireless business is increasingly a marketing game," Babbio said. "Going forward, the winning companies will be differentiated by their focus on the customer and the strength of their value propositions. For example, with today's announcement of DigitalChoice (SM) CDMA service in Washington, Baltimore, Pittsburgh and Charlotte (N.C.), and the introduction of new packages of wireless services for our customers in these markets, we continue to demonstrate our commitment to innovation, quality, value and eadership in the wireless industry."

     Looking ahead to 1997, Smith said, "We're entering the new year with significant momentum and strong customer relationships, both of which will serve us well as we complete our merger with NYNEX and vigorously pursue market opportunities in long distance and data connectivity," Smith said. "The upside potential for this industry is tremendous."




     Bell Atlantic Corporation (NYSE: BEL) is at the forefront of the new communications, entertainment and information industry. In the mid-Atlantic region, the company is the premier provider of local telecommunications and advanced services. Globally, it is one of the largest investors in the high-growth wireless communication marketplace. Bell Atlantic also owns a substantial interest in Telecom Corporation of New Zealand and is actively developing high-growth national and international business opportunities in all phases of the industry.


                                  ####


INTERNET USERS: Bell Atlantic news releases, executive speeches, news media contacts and other useful information are available at Bell Atlantic's News Center on the World Wide Web (http://www.ba.com). To receive news releases by e-mail, visit the News Center and register for personalized automatic delivery of Bell Atlantic news releases.

             BELL ATLANTIC CORPORATION AND SUBSIDIARIES
     Condensed Consolidated Statements of Operations (unaudited)
              (In millions, except per-share amounts)

                        Three months ended December 31  Year ended December 31
                                    1996      1995          1996     1995
Operating Revenues
Transport Services:
   Local service                  $1,174.7 $1,106.0       $4,670.7  $4,411.2
   Network access                    824.2    845.2        3,456.8   3,394.7
   Toll service                      328.9    352.9        1,388.8   1,435.1
Ancillary Services:
   Directory publishing              414.3    281.4        1,222.5   1,107.7
   Other                             164.4     38.4          601.2     553.3
Value-Added Services                 430.2    382.6        1,599.5   1,393.2
                                  ------------------------------------------
Network Services Revenues          3,336.7  3,106.5       12,939.5  12,295.2

Wireless Services                     -- (a)    --  (a)       -- (a)   628.0 (a)
Other Services                        34.6     47.7 (b)      141.9     506.3 (b)
                                  ------------------------------------------
Total Operating Revenues           3,371.3  3,154.2       13,081.4  13,429.5

Operating Expenses
Employee costs,
 including benefits and taxes        938.5    892.5        3,921.6   4,022.0
Depreciation and amortization        677.8    635.2        2,594.6   2,627.1
Other                              1,130.9    934.2        3,628.    3,694.2
                                  ------------------------------------------
Total Operating Expenses           2,747.2  2,461.9 (b)   10,144.8  10,343.3 (b)

Operating Income                     624.1    692.3        2,936.6   3,086.2

Equity in income of affiliates (a)    56.2     62.2          327.9     152.5
Other income (expense), net          (21.7    ) 7.7          (36.0)    331.7
Interest expense                     117.4    140.5          477.9     561.0
Income before provision for income
 taxes, extraordinary item, and
 cumulative effect of change in
 accounting principle                541.2    621.7        2,750.6   3,009.4
Provision for income taxes           195.6    226.3        1,011.2   1,147.6
Income before extraordinary item
  and cumulative effect of change
  in accounting principle            345.6    395.4        1,739.4   1,861.8
Extraordinary item:
  Early extinguishment of debt,
  net of tax                           --      (3.5)          --        (3.5)
Cumulative effect of change in accounting
  principle:
  Directory publishing income,
  net of tax                           --       --           142.1       --

Net Income                          $345.6   $391.9       $1,881.5   $1,858.3


(a) On July 1, 1995, the company contributed its domestic cellular business to a partnership and now accounts for its share of the partnership's results under the equity method.
(b) Includes revenues and expenses from Bell Atlantic Business Systems Services, sold in October 1995, as follows:
                           Three months ended Dec. 31       Year ended Dec. 31
                                       1995                         1995
Operating Revenues - Other Services    $27.2                      $402.0
Operating Expenses                      29.5                       392.3

               BELL ATLANTIC CORPORATION AND SUBSIDIARIES

(In millions, except per-share amounts)
                                    Three months ended          Year ended
                                        December 31             December 31
                                      1996       1995          1996     1995
Per common share amounts
 Income before extraordinary item
 and cumulative effect of change
 in accounting principle              $.79      $.90          $3.96    $4.25

 Extraordinary item                     --      (.01)           --      (.01)
  Cumulative effect of change in
  accounting principle                  --        --            .32       --

     Net Income                       $.79      $.89          $4.28    $4.24

Cash dividends declared
     per common share                 $.72      $.70          $2.88(c) $2.80

Weighted average number of common
 and equivalent shares outstanding    439.4     439.8          439.6    438.3



                                    Per Share Analysis (unaudited)

 Earnings per share, as reported     $.79       $.89           $4.28    $4.24
 Adjustments:
  Directory accounting change
    - cumulative effect                --        --             (.32)     --
  Directory accounting change
    - current year                   (.13)       --             (.01)     --
  Regulatory and other issues         .13        --              .13      --
  Actuarially determined costs
    of a benefit plan amendment       .06        --              .06      --
  Loss on asset and investment
   dispositions                       .12        --              .12       --
  Gain on sale of cellular properties  --        --               --     (.46)
  Charges for business development
   ventures and contracts              --        --               --      .09
  Early extinguishment of debt         --        .01              --      .01

  Adjusted earnings per share        $.97       $.90            $4.26   $3.88


  Other Selected Data (unaudited)
                                                 December 31,
                                             1996             1995
                                            ----------------------

  Return on average common equity
     Three months ended                      18.5%             23.2%
     Year ended                              25.7%             28.6%
  Total assets (in millions)            $24,856.2         $24,156.8
  Total employees                          62,600            61,800

 (c) Includes payment of $.005 per common share for redemption of rights granted under the company's Shareholder Rights Plan.

              BELL ATLANTIC CORPORATION AND SUBSIDIARIES

  Condensed Consolidated Statements of Cash Flows (unaudited)
  (In millions)
                                                     Year ended December 31,
                                                      1996             1995

  Cash Flows from Operating Activities
  Net income                                        $1,881.5         $1,858.3
  Depreciation and amortization                      2,594.6          2,627.1
  Extraordinary item, net of tax                        --                3.5
  Cumulative effect of change in
   accounting principle, net of tax                   (142.1)           --
  Gain on sale of cellular properties,
     net of tax                                        --              (200.1)
  Equity in income of affiliates                      (327.9)          (152.5)
  Dividends received from affiliates                   125.5            146.0
  Other, net                                           283.9           (301.3)


  Net Cash Provided by Operating Activities          4,415.5          3,981.0

  Net Cash Used in Investing Activities             (3,144.0)        (2,090.8)

  Net Cash Used in Financing Activities             (1,475.8)        (1,676.3)

  Increase (Decrease) in Cash and Cash Equivalents    (204.3)           213.9

  Cash and Cash Equivalents, Beginning of Year         356.8            142.9

  Cash and Cash Equivalents, End of Year              $152.5           $356.8

    BELL ATLANTIC NYNEX MOBILE CELLULAR OPERATIONS (unaudited)


 The following unaudited pro-forma selected operating and financial data give effect to the combination of Bell Atlantic Mobile and NYNEX Mobile Communications prior to July 1, 1995, and have been adjusted for certain intercompany transactions and the disposition of overlapping properties. The pro-forma results for the year ended December 31, 1995, are an approximate representation of Bell Atlantic NYNEX Mobile (BANM) results "as if" the company had been in existence prior to July 1, 1995.

                                           Three months ended December 31,


                                             1996         1995     % change
  -------------------------------------------------------------------------
  Selected Operating Data
  Controlled POPs (1) (000)                56,830       55,840        1.8
  Owned POPs  (2) (000)                    55,021       53,621        2.6
  Subscribers (000)                         4,410        3,356       31.4
  Penetration (3)                              7.76%        6.01%    29.1
  Churn                                        1.86%        1.77%     5.1
  Revenues per subscriber per month (4)       $58          $61       (4.9)
  Acquisition cost per gross add (5)         $229         $202       13.4
  Cash expense per subscriber                 $36          $36        0.0

  Selected Financial Data
  (Dollars in millions)
  Operating revenues (6)                    $674.1       $537.2      25.5
  Less:  Cost of equipment                   102.9         87.5      17.6
  Net revenues                               571.2       $449.7      27.0
  Operating income                           151.0        132.0      14.4
  Pre-tax income (7)                         139.7        132.1       5.8
  Operating cash flow (8)                    223.1        198.9      12.2
  Operating cash flow margin                  39%          44%      (11.4)
  Capital expenditures
    excluding acquisitions                   317.9        409.9     (22.4)



                                                    Year ended December 31,


                                          1996    1995 (pro forma)  % change
  --------------------------------------------------------------------------
  Selected Operating Data
  Controlled POPs (1) (000)             56,830    55,840             1.8
  Owned POPs (2)(000)                   55,021    53,621             2.6
  Subscribers (000)                      4,410     3,356            31.4
  Penetration (3)                         7.76%     6.01%           29.1
  Churn                                   1.77%     1.75%            1.1
  Revenues per subscriber per month (4)    $59       $63            (6.3)
  Acquisition cost per gross add (5)      $223      $212             5.2
  Cash expense per subscriber              $35       $39           (10.3)

  BELL ATLANTIC NYNEX MOBILE CELLULAR OPERATIONS (unaudited, continued)


                                            Year ended December 31,


                                      1996    1995 (pro forma)  % change
  Selected Financial Data
  (Dollars in millions)
  Operating revenues (6)            $2,513.3    $1,945.9            29.2
  Less:  Cost of equipment             348.4       271.2            28.5
  Net revenues                       2,164.9     1,674.7            29.3
  Operating income                     576.9       406.0            42.1
  Pre-tax income (7)                   535.2       379.8            40.9
  Operating cash flow (8)              886.5       663.9            33.5
  Operating cash flow margin            41%         40%              2.5
  Capital expenditures
    excluding acquisitions             870.4       707.6            23.0

  Footnotes:
(1) Controlled POPs represent the total number of POPs for markets in which BANM has operating control.
(2)  Owned POPs represent BANM percentage ownership in all licensed markets.
(3)  Penetration is calculated by dividing subscribers by controlled POPs.
(4) Revenue per subscriber is calculated using service revenues, incollect roaming, outcollect roaming and equipment revenue. Incollect roaming revenues were $52.2 million and $203.9 million, respectively, for the three- and 12-month periods ended 12/31/96 and $38.3 million and $146.2 million, respectively, for the three- and 12-month periods ended 12/31/95.
(5) Acquisition costs include commission expense and net margin on sale of customer equipment.
(6) Operating revenues include service revenues, outcollect roaming, and equipment revenues.
(7) Pre-tax income represents the income distribution to the two equity partners, Bell Atlantic and NYNEX.
(8) Operating cash flow equals operating income plus depreciation and amortization.

                      BELL ATLANTIC CORPORATION AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations (unaudited)*
                   (Dollars in Millions, Except Per Share Amounts)

                                              Three months ended
                                   -------------------------------------------
                                   Mar. 31, 1996   June 30, 1996  Sept. 30, 1996
                                   -------------   -------------  -------------

 Operating Revenues...............    $ 3,219.9       $ 3,223.6       $ 3,266.6
 Operating Expenses
   Employee costs,
   including benefits and taxes...        982.4           981.8         1,018.9
   Depreciation and amortization..        628.9           638.8           649.1
   Other..........................        808.4           850.6           838.7
                                        -------         -------         -------
                                        2,419.7         2,471.2         2,506.7
                                        -------         -------         -------

 Operating Income.................        800.2           752.4           759.9
 Equity in Income of Affiliates...         71.6            94.3           105.8
 Other Income (Expense), Net......         (2.3)           (2.1)           (9.9)
 Interest Expense.................        120.8           119.8           119.9
                                         ------          ------         -------
 Income Before Provision for Income
  Taxes and Cumulative Effect of
  Change in Accounting Principle..        748.7           724.8           735.9
 Provision for Income Taxes.......        284.0           261.1           270.5
                                         ------          ------         ------
 Income Before Cumulative Effect
  of Change in Accounting Principle       464.7           463.7           465.4

 Cumulative Effect of Change in
  Accounting Principle
  Directory publishing income,
    net of tax....................        142.1             -               -
                                          ------          ------          ------

 Net Income.......................      $ 606.8         $ 463.7         $ 465.4
                                         =======         =======         =======

 Per Common Share:
  Income Before Cumulative Effect of
   Change in Accounting Principle.       $ 1.06          $ 1.05           $ 1.06
  Cumulative Effect of Change in
   Accounting Principle...........          .32             --                --
                                           -----            ----           ----
  Net Income.......................       $ 1.38          $ 1.05          $ 1.06
                                          ======          ======          ======

  Weighted Average Number of Common
    Shares and Equivalent Shares
    Outstanding (in millions)......        440.2           439.6           439.1
                                          ======          ======          ======

   *Restated to reflect the adoption of a change in the method of accounting for directory publishing income, effective Janaury 1, 1996.